UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2016

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Cessation of Service of Director

On June 15, 2016, Francisco D’Agostino ceased to serve as a member of the Board of Directors (the “Board”) of Harvest Natural Resources, Inc. (the “Company”).

Appointment of Director

On June 15, 2016, to fill the vacancy created by Mr. D’Agostino’s cessation of service, the Board appointed Alberto Sosa to serve as a member of the Board. Mr. Sosa was designated to serve on the Board by CT Energy Holding SRL pursuant to the Securities Purchase Agreement, dated as of June 19, 2015, among the Company, Harvest (US) Holdings, Inc., Harvest Natural Resources, Inc. (UK), Harvest Offshore China Company and CT Energy. It is not expected that Mr. Sosa will be appointed to any committees of the Board.

Mr. Sosa will be compensated for his service on the Board pursuant to the Company’s non-employee director compensation practices, which are described in the Company’s Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2016.

The Company has not entered into any related person transactions with Mr. Sosa required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.

Dated: June 16, 2016

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel